First Quarter 2025 Earnings Conference Call 5/1/2025 Teleflex Incorporated Exhibit 99.2

The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on May 1, 2025 either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 609 800 9909 (all other locations). The confirmation code is 69028. Conference Call Logistics

Today’s Speakers TELEFLEX EARNINGS CONFERENCE CALL 5/1/2025 Lawrence Keusch VP, Investor Relations and Strategy Development Liam Kelly Chairman, President and CEO John Deren Executive VP and CFO

This presentation contains forward-looking statements, including, but not limited to, our expectations with respect to the market release of new products; our forecasted 2025: GAAP, adjusted revenue and adjusted constant currency growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; statements with respect to our plans to spinoff certain of our businesses into an independent company (“Newco”), the expected timetable for completing the transaction, the tax-free nature of the transaction, the future financial and operating performance of each company following the transaction, the benefits and synergies of the transaction, strategic and competitive advantages of each company, and future growth and other opportunities for each company; statements regarding the potential sale of Newco; statements regarding our proposed acquisition of Biotronik's Vascular Intervention business and the expected timing for completing the acquisition; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. These risks and uncertainties are identified and described in more detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We expressly disclaim any obligation to update these forward-looking statements, except as otherwise explicitly stated by us or as required by law or regulation. You should not place undue reliance on these statements or the scientific data presented. Note on Forward-Looking Statements TELEFLEX EARNINGS CONFERENCE CALL 5/1/20254 Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, adjusted revenue, adjusted constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our first quarter 2025 and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended March 30, 2025 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations.

Liam Kelly Chairman, President and CEO Executive Overview

Q1 Performance Summary ◦ Maintained adjusted constant currency revenue growth guidance range of 1.00% to 2.00% ◦ Decreased the range for adjusted diluted EPS from continuing operations guidance to $13.20 to $13.60, compared to the prior range of $13.95 to $14.35 ◦ Q1'25 adjusted constant currency revenue declined 3.8% year- over-year ◦ Q1'25 adjusted gross margin of 60.4% and adjusted operating margin of 24.7% ◦ Q1'25 adjusted EPS of $2.91, a 9.3% decrease year-over-year Q1'25 Highlights 2025 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information. TELEFLEX EARNINGS CONFERENCE CALL 5/1/2025

Q1'25 Segment Revenue Review TELEFLEX EARNINGS CONFERENCE CALL 5/1/20257 Three Months Ended % Increase/ Decrease Dollars in Millions March 30, 2025 March 31, 2024 Reported Revenue Growth Currency Impact Adjusted Constant Currency Growth Americas $475.7 $494.0 (3.7)% (0.5)% (3.2)% EMEA $151.2 $159.6 (5.3)% (2.5)% (2.8)% Asia $73.8 $84.2 (12.4)% (2.7)% (9.7)% Consolidated $700.7 $737.8 (5.0)% (1.2)% (3.8)% Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.

Q1'25 Global Product Category Revenue Review TELEFLEX EARNINGS CONFERENCE CALL 5/1/20258 Three Months Ended % Increase/ Decrease Dollars in Millions March 30, 2025 March 31, 2024 Reported Revenue Growth Currency Impact Adjusted Constant Currency Growth Vascular Access $182.4 $181.4 0.6% (1.3)% 1.9% Interventional $137.5 $134.7 2.1% (1.1)% 3.2% Anesthesia $86.6 $96.4 (10.1)% (1.5)% (8.6)% Surgical $105.8 $105.5 0.2% (1.8)% 2.0% Interventional Urology $71.0 $79.7 (11.0)% (0.3)% (10.7)% OEM $63.9 $87.7 (27.2)% (0.4)% (26.8)% Other(1) $53.5 $52.4 1.9% (2.6)% 4.5% Consolidated $700.7 $737.8 (5.0)% (1.2)% (3.8)% (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products). Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information.

Clinical and Commercial Updates

Expanding Interventional Portfolio

- Received FDA 510(k) clearance of the AC3 Range™ intra-aortic balloon pump (IABP)
- The AC3 Range™ IABP is a compact pump designed to provide reliable, ongoing IABP support across various patient transport modes
- Full market release in the United States is expected in the second quarter of 2025



Ringer™ Perfusion Balloon Catheter (PBC) IDE Study Preliminary Results

- Favorable preliminary results with the primary efficacy endpoint observed in 73.3% of participants, which required successful Ringer™ PBC delivery and inflation at the perforation site, control of blood leakage into surrounding tissue, and preservation of antegrade coronary flow
- Results also showed successful delivery of Ringer™ in approximately 87 percent of participants and, of those participants, control of blood leakage into surrounding tissue with perfusion was achieved in approximately 85 percent
- These results are intended to support a premarket application for a coronary perforation indication, which was recently submitted to the FDA



CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use.
Not all products may be available in all countries.

9 TELEFLEX EARNINGS CONFERENCE CALL 5/1/2025

Teleflex™
Empowering the future of healthcare

CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. Expanding QuikClot Control+TM Indications – Received FDA clearance of expanded indication to include all grades of internal and external bleeding – QuikClot Control+TM can now be used to support procedures in general surgery, gynecologic surgery, orthopedic surgery, and other areas – QuikClot Control+TM is also cleared for all anatomical sites of use in surgical procedures and bleeding due to injury Clinical and Commercial Updates TELEFLEX EARNINGS CONFERENCE CALL 5/1/202510

CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. Separation of Teleflex into RemainCo and NewCo – On February 27, we announced the intention to separate Teleflex into two independent publicly traded companies; each with a focused growth strategy and streamlined operations – The transaction is progressing as planned and will drive a simplified operating model, a streamlined manufacturing footprint, and a capital allocation strategy aligned with the growth philosophy and objectives for each of the companies – As expected, following the announcement of the separation, we have received significant inbound interest in acquiring NewCo – Teleflex will continue to be guided by the objective of maximizing shareholder value and are actively exploring all options, including the potential sale of NewCo in parallel with the potential spin BIOTRONIK Vascular Intervention Acquisition – Remain on track to close by the end of the third quarter of 2025, subject to customary closing conditions, including receipt of certain regulatory approvals – The acquisition will add a broad portfolio of therapeutic products to Teleflex’s portfolio of interventional access products, driving an enhanced global presence in the cath lab – The Vascular Intervention business will also establish Teleflex's global footprint in the fast-growing peripheral intervention market, and provide a channel for Teleflex products that currently have a peripheral indication Strategic Updates TELEFLEX EARNINGS CONFERENCE CALL 5/1/202511

John Deren Executive VP and CFO Financial Overview

Q1'25 Financial Review TELEFLEX EARNINGS CONFERENCE CALL 5/1/202513 Gross margin Operating margin Global revenue growth Effective tax rate Earnings per share ◦ Revenue decreased 5.0% year-over-year on a GAAP basis ◦ Adjusted revenue decreased 3.8% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information. ◦ GAAP gross margin of 55.6% vs. 56.4% in the prior year period ◦ Adjusted gross margin of 60.4%, down 70 bps year-over-year ◦ GAAP operating margin of 17.9% vs. (0.6)% in prior year period ◦ Adjusted operating margin of 24.7%, down 190 bps year-over-year ◦ GAAP tax rate of 12.7% vs. 161.0% in prior year period ◦ Adjusted tax rate of 14.5% vs. 13.2% in prior year period ◦ GAAP EPS of $2.07 vs. $0.33 in prior year period ◦ Adjusted EPS of $2.91, down 9.3% year-over-year

2025 Financial Guidance Summary TELEFLEX EARNINGS CONFERENCE CALL 5/1/202514 2025 Guidance Low High GAAP Revenue Growth 1.28% 2.28% Impact of Foreign Exchange Rate Fluctuations (0.17)% (0.17)% Impact of Prior Year Italian Payback Measure 0.45% 0.45% Adjusted Constant Currency Revenue Growth 1.00% 2.00% Adjusted Gross Margin 58.25% 59.00% Adjusted Operating Margin 24.60% 25.00% Adjusted EPS $13.20 $13.60 Adjusted EPS % Growth (5.8)% (2.9)% Note: See appendices for reconciliations of non-GAAP financial information.

TELEFLEX EARNINGS CONFERENCE CALL 5/1/202515 Key Takeaways First quarter performance was in line with our expectations. Headwinds in the quarter were as expected and they continue to represent an approximately $100 million transitory impact to revenues in 2025. Key growth drivers performed well in the first quarter. Additionally, if it were not for the impact of tariffs enacted since the issuance of our previous guidance, we project full- year results for 2025 would fall within our previously stated guidance ranges. We will continue to focus on driving durable growth. We delivered on our commitment to return capital to shareholders through our accelerated share repurchase program, and continue to pursue long term value creation through a separation of our business into two publicly traded companies, while pursuing a potential sale of NewCo in parallel.

TELEFLEX EARNINGS CONFERENCE CALL 5/1/202516 Thank You!

Appendices

The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: Adjusted revenue. This non-GAAP measure is based upon net revenues, adjusted to exclude the impact in the year ended December 31, 2024 of an increase in our reserves, and corresponding reduction to revenue within our EMEA segment, for prior years. The reserve relates to the Italian payback measure, a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year. As a result of a ruling from the Italian courts, we recognized an increase in our reserves in the year ended December 31, 2024, of which $13.8 million related to prior years. The prior year amounts do not represent normal adjustments to revenue, are not expected to recur in future periods and are not recurring in nature, making it difficult to contribute to a meaningful evaluation of our operating performance. Accordingly, management has excluded the $13.8 million prior year amount as it is not indicative of our underlying core performance or business trends. Adjusted constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related, and impairment items; (ii) acquisition, integration and divestiture related items; (iii) separation costs; (iv) Italian payback measure; (v) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vi) pension termination and related charges; (vii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (viii) intangible amortization expense; and (ix) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring, restructuring related, and impairment items, (ii) acquisition, integration and divestiture related items and (iii) Italian payback measure. Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related, and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) separation costs; (iv) Italian payback measure; (v) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vi) pension termination and related charges; (vii) intangible amortization expense; and (viii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related, and impairment items; (ii) acquisition, integration and divestiture related items; (iii) separation costs; (iv) Italian payback measure; (v) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (vi) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (vii) intangible amortization expense; and (viii) tax adjustments. Non-GAAP Financial Measures TELEFLEX EARNINGS CONFERENCE CALL 5/1/202518

The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related, and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; temporary financing costs directly associated with the transaction, such as bridge loan financing fees, ticking fees, and similar charges, and the impact of derivative instruments executed to hedge foreign currency exposure or other risks associated with the purchase price. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Separation costs - These adjustments represents direct costs related to our recently announced strategic actions to separate Teleflex into RemainCo and NewCo and primarily consist of consulting, legal, tax, and other professional advisory services. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur after the transaction has been completed. Italian payback measure - These adjustments represent the exclusion of the impact from increases in our reserves related to the Italian payback measure pertaining to prior years as described in Adjusted revenue. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 5/1/202519

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post- market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. Non-GAAP Adjustments TELEFLEX EARNINGS CONFERENCE CALL 5/1/202520

Appendix A1 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended March 30, 2025

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.6%	31.8%	5.2%	17.9%	$108.9	$13.8	12.7%	$2.07
Adjustments								
Restructuring, restructuring related, and impairment items (A)	0.7	—	—	0.9	6.9	1.2		0.13
Acquisition, integration and divestiture related items (B)	—	2.5	—	(2.5)	(17.8)	0.8		(0.42)
Separation costs	—	—	—	0.5	3.2	—		0.07
ERP implementation	—	(0.8)	—	0.8	5.9	1.0		0.11
MDR	—	—	(0.2)	0.2	1.3	—		0.03
Intangible amortization expense	4.1	(2.8)	—	6.9	47.9	5.3		0.93
Tax adjustments	—	—	—	—	—	0.7		(0.01)
Adjustments total	4.8	(1.1)	(0.2)	6.8	47.4	9.0		0.84
Adjusted basis	60.4%	30.7%	5.0%	24.7%	$156.3	$22.8	14.5%	$2.91

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

21 TELEFLEX EARNINGS CONFERENCE CALL 5/1/2025

Teleflex™
Empowering the future of healthcare

Appendix A2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended March 31, 2024

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	56.4%	51.6%	5.1%	(0.6)%	$(25.8)	$(41.6)	161.0%	$0.33
Adjustments								
Restructuring, restructuring related, and impairment items (A)	0.3	(0.1)	—	0.8	5.8	1.0		0.10
Acquisition, integration and divestiture related items (B)	0.2	(0.2)	—	0.5	3.4	0.4		0.06
ERP Implementation	—	—	—	—	0.1	—		—
MDR	—	—	(0.5)	0.3	3.3	—		0.07
Pension termination costs	—	(18.8)	—	18.8	138.5	58.2		1.70
Intangible amortization expense	4.2	(2.7)	—	6.8	50.1	5.1		0.95
Adjustments total	4.7	(21.8)	(0.5)	27.2	201.2	64.7		2.88
Adjusted basis	61.1%	29.8%	4.6%	26.6%	$175.4	$23.1	13.2%	$3.21

Notes:
(1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

22 TELEFLEX EARNINGS CONFERENCE CALL 5/1/2025

Teleflex™
Empowering the future of healthcare

Three Months Ended March 30, 2025 March 30, 2025 March 31, 2024 % Increase / (Decrease) Reported Revenue Adjustment Adjusted Revenue Reported Revenue Adjustment Adjusted Revenue Reported Revenue Growth Currency Impact Adjustment Impact Adjusted Constant Currency Revenue Growth Americas $475.7 $— $475.7 $494.0 $— $494.0 (3.7)% (0.5)% —% (3.2)% EMEA 151.2 — 151.2 159.6 — 159.6 (5.3)% (2.5)% —% (2.8)% Asia 73.8 — 73.8 84.2 — 84.2 (12.4)% (2.7)% —% (9.7)% Consolidated $700.7 $— $700.7 $737.8 $— $737.8 (5.0)% (1.2)% —% (3.8)% TELEFLEX EARNINGS CONFERENCE CALL 2/27/202523 Appendix A3 - Q1'25 Segment Reconciliation of Net Revenue (Dollars in millions)

Three Months Ended March 30, 2025 March 30, 2025 March 31, 2024 % Increase / (Decrease) Reported Revenue Adjustment Adjusted Revenue Reported Revenue Adjustment Adjusted Revenue Reported Revenue Growth Currency Impact Adjustment Impact Adjusted Constant Currency Revenue Growth Vascular Access $182.4 $— $182.4 $181.4 $— $181.4 0.6% (1.3)% —% 1.9% Interventional 137.5 — 137.5 134.7 — 134.7 2.1% (1.1)% —% 3.2% Anesthesia 86.6 — 86.6 96.4 — 96.4 (10.1)% (1.5)% —% (8.6)% Surgical 105.8 — 105.8 105.5 — 105.5 0.2% (1.8)% —% 2.0% Interventional Urology 71.0 — 71.0 79.7 — 79.7 (11.0)% (0.3)% —% (10.7)% OEM 63.9 — 63.9 87.7 — 87.7 (27.2)% (0.4)% —% (26.8)% Other(1) 53.5 — 53.5 52.4 — 52.4 1.9% (2.6)% —% 4.5% Consolidated $700.7 $— $700.7 $737.8 $— $737.8 (5.0)% (1.2)% —% (3.8)% TELEFLEX EARNINGS CONFERENCE CALL 2/27/202524 Appendix A4 - Q1'25 Global Product Category Reconciliation of Net Revenue (Dollars in millions) (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products).

TELEFLEX EARNINGS CONFERENCE CALL 5/1/202525 A. Restructuring, restructuring related, and impairment items – For the three months ended March 30, 2025, pre-tax restructuring charges were $1.5 million, restructuring related charges were $5.4 million, and there were no pre-tax impairment charges. For the three months ended March 31, 2024, pre-tax restructuring charges were $0.5 million, restructuring related charges were $3.2 million, and pre-tax impairment charges were $2.1 million. B. Acquisition, integration and divestiture related items – For the three months ended March 30, 2025, these charges primarily related to the pending acquisition of the Vascular Intervention business of BIOTRONIK SE & Co. KG, which is inclusive of $4.5 million of acquisition costs offset by the recognition of a $22.5 million benefit related to non-designated foreign currency forward contracts entered into to economically hedge against the foreign currency exposure associated with the cash consideration required to complete the acquisition. For the three months ended March 31, 2024, these charges primarily related to the acquisition of Palette Life Sciences AB. Appendix A Tickmarks

Appendix B - 2025 Adj. Gross and Operating Margin Guidance Reconciliation TELEFLEX EARNINGS CONFERENCE CALL 5/1/202526 Low High Forecasted GAAP Gross Margin 54.05% 54.80% Estimated restructuring, restructuring related, and impairment items 0.56% 0.56% Estimated intangible amortization expense 3.64% 3.64% Forecasted Adjusted Gross Margin 58.25% 59.00% Low High Forecasted GAAP Operating Margin 13.86% 14.26% Estimated restructuring, restructuring related, and impairment items 0.77% 0.77% Estimated acquisition, integration and divestiture related items 0.06% 0.06% Separation costs 2.72% 2.72% Estimated other items 0.01% 0.01% Estimated ERP implementation 0.83% 0.83% Estimated MDR 0.23% 0.23% Estimated intangible amortization expense 6.12% 6.12% Forecasted Adjusted Operating Margin 24.60% 25.00%

Appendix C - Reconciliation of 2025 Adjusted Earnings Per Share Guidance TELEFLEX EARNINGS CONFERENCE CALL 5/1/202527 Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $6.51 $6.91 Estimated restructuring, restructuring related, and impairment items, net of tax $0.42 $0.42 Estimated acquisition, integration and divestiture related items, net of tax $0.01 $0.01 Separation costs, net of tax $1.78 $1.78 Estimated ERP implementation, net of tax $0.48 $0.48 Estimated MDR, net of tax $0.16 $0.16 Estimated intangible amortization expense, net of tax $3.86 $3.86 Tax adjustments $(0.02) $(0.02) Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $13.20 $13.60